            Amended and Restated Limited Liability Company Agreement

                                       for

                         Ridge Crest Wind Partners, LLC

                      A Delaware Limited Liability Company

This AMENDED AND RESTATED Limited Liability COMPANY AGREEMENT (this "Agreement")
for Ridge Crest Wind Partners, LLC (the "Company") dated as of January 26, 2001, is entered  into and made  effective  by Cinergy  Global  Peetz Table I, Inc., a
Delaware corporation ("Member"), as of the Effective Date, with reference to the following facts:

A. Ridge Crest Wind Partners, LLC is a Delaware limited liability company formed by enXco,  Inc.  (sometimes  referred  to as  "Initial  Member")  by filing  its
Certificate  of  Formation  with the  Secretary of State of Delaware on June 11,
1998. This Agreement is an amendment to and restatement of the Limited Liability
Company Operating  Agreement of Ridge Crest Wind Partners,  LLC, effective as of
June 11, 1998 (the "Initial Limited Liability Company Agreement");

B. Member now wishes to replace the Initial Limited  Liability Company Agreement in its entirety by entering into this Agreement to provide for the governance of the Company and the conduct of its business as a limited liability company. This
Agreement shall be considered the "Limited  Liability Company  Agreement" of the
Company within the meaning of Section 18-101(7) of the Act.

NOW  THEREFORE,  the  Initial  Limited  Liability  Company  Agreement  is wholly replaced and  superseded  by this  Agreement in its entirety and this  Agreement shall read as follows:

1.   Definitions

Capitalized  terms used in this Agreement  shall have the meanings  respectively given  thereto in this Section 1 or elsewhere in this  Agreement and when not so defined shall have the meanings set forth in the Act.

"Act" means the Delaware Limited  Liability  Company Act, 6 Del.  C.ss.18-101 et
seq., as amended from time to time.

"Affiliate"  means, with respect to any Member,  any person:  (i) that owns more than 5 % of the voting interests in the Member; or (ii) in which the Member owns more  than 5% of the  voting  interests;  or (iii) in which  more than 5% of the voting  interests are owned by a Person who has a  relationship  with the Member described in clause (i) or (ii) above.

"Agreement"  means this Amended and Restated Limited Liability Company Agreement
for Ridge Crest Wind Partners, LLC as may be amended from time to time.

"Capital  Account"  means the  account to be  maintained  by the  Company on the
Company's books and records for each Member in accordance with Section 3.6.

"Capital  Contribution"  means, with respect to any Member,  the total amount of cash and the  Gross  Asset  Value of any  other  assets  contributed  or  deemed contributed  to the  Company  by the Code (net of  liabilities  secured  by such contributed  property  that the Company is considered to assume or take "subject to" under Code Section 752) or services  rendered or a promissory  note or other binding  obligation  to  contribute  cash or  assets or to  render  services  as permitted under the Act in  consideration  of Membership  Rights held by such. A
Capital Contribution shall not be deemed a loan.

"Capital  Proceeds"  means the gross  receipts  received by the  Company  from a
Capital Transaction.

"Capital Transaction" means any transaction other than in the ordinary course of business which results in the Company's  receipt of cash or other  consideration other than Capital  Contributions,  including,  without limitation,  proceeds of sales or exchanges or other  dispositions of property other than in the ordinary course of  business,  financings,  refinancings,  condemnations,  recoveries  of damage awards and insurance proceeds.

"Cash  Flow"  means  all cash  funds  derived  from  operations  of the  Company
(including  interest  received on reserves),  without reduction for any non-cash charges,  but less cash funds used to pay current operating  expenses and to pay or establish  reasonable  reserves for future expenses,  debt payments,  capital improvements,  and  replacements as determined by the Managers.  Cash Flow shall include net proceeds from all sales,  refinancings,  and other  dispositions  of
Company  property  that the  Managers  deem in excess of the  amount  reasonably necessary for the  operating  requirements  of the Company.  Cash Flow shall not include Capital  Proceeds but shall be increased by the reduction of any reserve previously established.

"Certificate  of Formation"  means the  Certificate  of Formation of the Company filed with the Secretary of State of Delaware in accordance  with the Act by the
Initial Member on June 11, 1998.

"Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

"Company"  means Ridge Crest Wind Partners,  LLC, a Delaware  limited  liability company.

"Company  Assets"  means  all the  direct  and  indirect  interests  in real and personal  property owned by the company from time to time and shall include both tangible and intangible property (including cash).

"Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization,  or other cost  recovery  deduction  allowable  with respect to an asset for such  Fiscal  Year,  except  that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year,  Depreciation shall be an amount which bears the same ratio to such  beginning  Gross Asset Value as the  federal  income tax  depreciation, amortization,  or other cost  recovery  deduction  for such Fiscal Year bears to such beginning adjusted tax basis;  provided however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross
Asset Value using any reasonable method selected by the Members.

"Effective Date" is January 26, 2001.

"EWG" means an exempt wholesale  generator as such term is defined in Section 32 of PUHCA, as added by Section 711 of the Energy Policy Act of 1992.

"Fiscal Year" shall have the meaning given in Section 2.7.

"Gross Asset Value" means with respect to any asset,  the asset's adjusted basis for federal income tax purposes, except as follows:

          (i)  The initial Gross Asset Value of any item of property contributed by Member to the Company  shall be the gross fair market value of such asset, as mutually agreed by the contributing Member and the
               Company;

          (ii) The Gross Asset Values of all Company Assets shall be adjusted to equal their  respective  gross fair market  values  (taking  Code
               Section  7701(g)  into  account) in  accordance  with  Regulation
               Section  1.704-1(b)(2)(iv)(f) and as determined by the Members as of the  following  times:  (a) the  acquisition  of an additional interest in the Company by any new or existing Member in exchange for  more  than  a  de  minimis  Capital  Contribution;  (b)  the distribution by the Company to a Member of more than a de minimis amount of Company  property as  consideration  for an interest in the Company;  and (c) the  liquidation  of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), provided that an adjustment  described in clauses (a) and (b) of this paragraph shall be made only if the Members reasonably  determine that such adjustment is necessary to reflect the relative  Interests of the
               Members in the Company;

          (iii)The Gross Asset Value of any item of Company  Assets  distributed to any Member  shall be  adjusted  to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of  distribution  as  mutually  agreed by the  receiving
               Member and the Company; and

          (iv) The Gross Asset Values of Company  Assets shall be increased  (or decreased) to reflect any  adjustments  to the adjusted  basis of such assets  pursuant to Code  Section 732 or Code Section 734 or
               Code  Section  743,  subject to the  limitations  imposed by Code
               Section  755 and only to the  extent  that such  adjustments  are taken into account in determining  Capital  Accounts  pursuant to
               Regulation Section  1.704-1(b)(2)(iv)(m)  and subparagraph (e) of the  definition  of  "Net  Profits"  or "Net  Losses";  provided, however,  that Gross Asset Values shall not be adjusted  pursuant to this  subparagraph  (iv)  to the  extent  that  an  adjustment pursuant to  subparagraph  (ii) is required in connection  with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

     If the  Gross  Asset  Value of an asset  has been  determined  or  adjusted pursuant  to  subparagraph  (ii) or (iv),  such  Gross  Asset  Value  shall thereafter be adjusted by the Depreciation  taken into account with respect to such asset, for purposes of computing Profits and Losses.

"Initial Member" means enXco, Inc.

"Interest"  means an Interest  Holder's  share of the Profits and Losses of, and the right to receive  distributions  from the Company,  but does not include any other rights of a Member including,  without limitation, the right to vote or to participate in management,  or any right to information  concerning the business and affairs of the Company.

"Interest Holder" means any Person who holds an Interest, whether as a Member or as an assignee of a Member who has not been admitted to the Company as a Member.

"Involuntary  Withdrawal"  means, with respect to any Member,  the occurrence of any of the following events;

          (i)  the Member makes an assignment for the benefit of creditors;

          (ii) the Member files a voluntary petition of bankruptcy;

          (iii)the Member is adjudged  bankrupt or insolvent or there is entered against  the  Member an order for  relief  in any  bankruptcy  or insolvency proceeding;

          (iv) the Member files a petition or answer  seeking for the Member any
               reorganization,     arrangement,    composition,    readjustment,
               liquidation,  dissolution,  or similar  relief under any statute, law, or regulation;

          (v)  the Member seeks,  consents to, or acquiesces in the  appointment of a trustee,  receiver, or liquidator of the Member or of all or any substantial part of the Member's properties;

          (vi) the Member files an answer or other pleading admitting or failing to contest the material  allegations  of a petition filed against the Member in any proceeding described in Subsections (i) through
               (v);

          (vii)within one  hundred  twenty  days  (120)  days of any  proceeding
               against   the   Member   seeking   reorganization,   arrangement,
               composition,  readjustment,  liquidation, dissolution, or similar relief under any statute,  law, or regulation  if the  proceeding has not been  dismissed,  or within  ninety  (90) days  after the appointment of a trustee,  receiver, or liquidator for the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence,  which appointment is not vacated or stayed,  or if the  appointment is stayed,  for ninety
               (90) days  after the  expiration  of the stay  which  period  the appointment is not vacated;

          (viii)  if  the  Member  is  an  individual,  the  Member's  death  or adjudication by a court of competent  jurisdiction as incompetent to manage the Member's person or property;

          (ix) if the  Member is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

          (x)  if the  Member is a  partnership  or  another  limited  liability company,  the dissolution  and  commencement of winding up of the partnership or limited liability company;

          (xi) if  the  Member  is  a  corporation,   the   dissolution  of  the
               corporation or the revocation of its charter; or

          (xii)if the Member is an estate,  the distribution by the fiduciary of the estate's entire interest in the limited liability company.

"Manager(s)" is the Person(s)  designated as such in Article 5 of this Agreement or who is later elected as a Manager pursuant to the terms of this Agreement.

"Member"   means  Cinergy  Global  Peetz  Table  I,  Inc.  and  any  Person  who
subsequently is admitted as a Member of the Company in accordance with the terms of this Agreement.

"Membership  Interest"  means the entire  ownership  interest of a Member in the
Company at any particular time, including without limitation: (i) interest, (ii)
right to inspect the Company's books and records; and (iii) right to participate in the management of and vote on matters coming before the Company.

"Minimum  Gain" of the Company,  as provided in Regulation  Section  1.704-2(d), means the total amount of gain the Company would realize for federal  income tax purposes if it disposed of all assets  subject to their  respective  nonrecourse liabilities for no consideration other than the full satisfaction thereof.

"Negative  Capital  Account" means a Capital Account with a balance of less than zero.

"Nonrecourse  Deduction"  has  the  meaning  set  forth  in  Regulation  Section
1.704-2(b)(1).  The amount of  Nonrecourse  deductions for a Company fiscal year equals the net increase in the amount of Company Minimum Gain during that fiscal year,  reduced (but not below zero) by the aggregate amount of any distributions during  that  fiscal  year of  proceeds  of a  Nonrecourse  Liability  that  are allocable to an increase in Company Minimum Gain.

"Nonrecourse  Liability"  has  the  meaning  set  forth  in  Regulation  Section
1.752-1(a)(2).

"Percentage"  means, as to a Member, the percentage set forth after the Member's name on Exhibit A of this Agreement,  as amended from time to time, and as to an
Interest  Holder who is not a Member,  the Percentage of the Member(s)  Interest
that has been  acquired  by such  Interest  Holder,  to the extent the  Interest
Holder has succeeded to that Member's Interest.

"Person" means an individual,  partnership,  limited partnership, trust, estate, association,  corporation,  limited liability company, or other entity,  whether domestic or foreign.

"Positive  Capital  Account" means a Capital Account with a balance greater than zero.

"Profit"  and  "Loss"  means,  for each  Fiscal  Year of the  Company  (or other period),  an amount equal to the Company's  taxable income or loss determined in accordance  with Code Section  703(a)(for  this  purposes,  all items of income, gain,  loss or  deduction  required  to be stated  separately  pursuant  to Code
Section  703(a)(1)  shall be  included  in  taxable  income or  loss),  with the following adjustments:

          (i)  any tax  exempt  income  of the  Company  shall  be  included  in computing Profit and Loss;

          (ii) any  expenditures  of  the  Company  described  in  Code  Section
               705(a)(2)(B)  (or treated as such pursuant to Regulation  Section
               1.704-1(b)(2)(iv)(i))  and not  otherwise  taken into  account in computing  Profit or Loss,  shall be  subtracted  from  Profit or
               Loss;

          (iii)gain  or Loss  resulting  from  any  disposition  of any  Company
               Assets where such gain or Loss is recognized  for federal  income tax  purposes  shall be computed by  reference to the Gross Asset
               Value of the Company Assets disposed of notwithstanding  that the adjusted tax basis of such Company  Assts  differs from its Gross
               Asset Value;

          (iv) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss,  there shall be taken into  account  Depreciation  for such
               Fiscal Year;

          (v)  if the Gross  Asset  Value of any  Company  Asset is  adjusted in accordance  with  subparagraphs  (ii) or (iii) of the  definition thereof,  the  amount  of such  adjustment  shall be  taken  into account in the taxable  year of such  adjustment  as gain or loss from the  disposition of such asset for the purposes of computing
               Profit of Loss; and

          (vi) notwithstanding any other provision of this definition, any items that are specially  allocated pursuant to Section 4.2.2 shall not be taken into account in computing Profit and Loss.

"PUHCA" means the Public Utility  Holding  Company Act of 1935 and all rules and regulations adopted thereunder.

"Regulation"   means  the  income  tax  regulations,   including  any  temporary
regulations, from time to time promulgated under the Code.

"Secretary of State" means the Secretary of State of the State of Delaware.

"Transfer"  means,  with respect to any Interest or  Membership  Interest in the
Company, a sale, conveyance,  exchange,  assignment,  pledge,  encumbrance gift, bequest,  hypothecation  or other  transfer or  disposition  by any other means, whether  for  value  or no  value  and  whether  voluntary  or  involuntary.

2.   Organizational Matters

2.1  Organization

     The Initial  Member has filed a  Certificate  of Formation  for Ridge Crest
     Wind Partners, LLC, a Delaware limited liability company, on June 11, 1998, and the Company was  registered to do business  under the laws of the State of Colorado on January 18, 2001.  Member has acquired all of the Membership
     Interest of the Initial Member by way of Transfer.  Following  execution of this Agreement, the Managers shall cause an amendment to the Certificate of
     Formation,  in the form attached to this  Agreement as Exhibit B (which may be executed by any one of the Managers),  to be filed with the Secretary of
     State.  The Managers shall also cause to be made, on behalf of the Company, such additional  filings and recordings in such other states as the Members shall deem necessary or advisable.

2.2  Name

     The name of the Company  shall remain Ridge Crest Wind  Partners,  LLC. The
     Company may do  business  under that name and under any other name or names approved by the Members.

2.3  Business

     The Company may engage in any business or projects  relating to wind energy
     generation   including   the   development,   construction,   installation,
     ownership,   operation,   maintenance   and   management  of   wind-powered
     electricity  generating  plant  and to  undertake  any and  all  activities related or incident thereto.

2.4  Term

     The  term of the  Company  commenced  as of the date of the  filing  of the
     Certificate  of Formation  and shall  continue on a perpetual  basis unless dissolved pursuant to Article 7 of this Agreement.

2.5  Registered Office and Agent

     The  registered  agent of the  Company  is CT  Corporation  Trust  Company,
     Corporation Trust Center, 1209 Orange Street,  Wilmington,  Delaware 19801,
     or such other agent as determined by the Managers.  The principal  business office  of the  company  shall  be  located  at  139  East  Fourth  Street,
     Cincinnati,  Ohio  45202,  or  such  other  location  as the  Managers  may determine.

2.6  Members

     The name,  present mailing address,  taxpayer  identification  number,  and
     Percentage  of each of the  Members  are set forth on  Exhibit  A  attached hereto.  The Managers shall amend Exhibit A each and every time a Member is admitted  or ceases to be a Member  or when the  Percentage  of a Member is increased or decreased.

2.7  Fiscal Year

     The  Fiscal  Year of the  Company  shall  begin on  January  1st and end on
     December  31st.  The Company shall have the same fiscal year for accounting and for income tax purposes. 3. Members; Capital and Capital Accounts

3.1  Capital Contributions

     Initial  Member has made a Capital  Contribution  of $1,000  (One  Thousand
     Dollars). The Member shall not be required to make a Capital Contribution.

3.2  Additional Capital Contributions

     The  Members  shall  not  be  required  to  make  any  additional   Capital
     Contributions.

3.3  No Interest on Capital Contributions

     The Company shall not pay any interest on Capital Contributions.

3.4  Return of Capital Contributions

     Except as otherwise provided in this Agreement, neither the Members nor any
     Interest  Holder  shall have the right to receive the return of any Capital
     Contribution except upon dissolution of the Company.

3.5  [Intentionally Left Blank]

3.6  Capital Accounts

    3.6.1 A separate  Capital  Account shall be  maintained  for each Member and each Interest Holder.

    3.6.2 An Interest  Holder's  Capital  Account  shall be  increased  with the
          Interest  Holder's  Capital  Contributions,  the amount of any Company liabilities  assumed by the  Interest  Holder (or which are secured by
          Company  property  distributed to the Interest  Holder),  the Interest
          Holder's  distributive  share of Profit  and any item in the nature of income or gain specially allocated to such Interest Holder pursuant to the provisions of Section 4; and

    3.6.3 An Interest  Holder's  Capital  Account  shall be  decreased  with the amount of money  and the Gross  Asset  Value of any  Company  property distributed to the Interest  Holder,  the amount of any liabilities of the  Interest  Holder  assumed by the Company (or which are secured by property  contributed  by the  Interest  Holder to the  Company),  the interest  Holder's  distributive  share of  Loss,  and any item in the nature of  expenses  or losses  specially  allocated  to the  Interest
          Holder pursuant to the provisions of Section 4.

    3.6.4 If  any  Interest  is  transferred  pursuant  to  the  terms  of  this
          Agreement,  the transferee shall succeed to the Capital Account of the transferor to the extent the Capital  Account is  attributable  to the transferred Interest.

    3.6.5 If the Gross  Asset Value of Company  Assets is  adjusted  pursuant to
          Section 3.6.6,  the Capital  Account of each Member or Interest Holder shall be  adjusted  to reflect the  aggregate  adjustment  in the same manner as if the  Company  had  recognized  gain or Loss  equal to the amount of such aggregate adjustment.

    3.6.6 It is intended that the Capital Accounts of all Interest Holders shall be maintained in compliance with the provisions of Regulation  Section
          1.704-1(b)(2)(iv),  and all provisions of this  Agreement  relating to the  maintenance of Capital  Accounts shall be interpreted and applied in a manner consistent with that Regulation.

3.7  Loans and Other Business Transactions

     Any Member may, at any time,  make or cause to be made a non-recourse  loan to the  Company  in any  amount  and on those  terms  upon which the Member making  such  non-recourse  loan and the  Company  may  agree  in  writing.
     Acceptance  by the Company of any such Loan  provided by a Member  requires the prior  unanimous  consent of the Members.  Any Member may also transact other business,  subject to the requirement provided in Section 5.3.4, with the Company and be an employee  or  independent  contractor  of the Company and,  in doing so, it shall have the same rights and be subject to the same obligations  arising out of any such business  transaction or employment or consultant  relationship,  as  would be  enjoyed  by and  imposed  upon any
     Person,  not a Member,  engaged in a similar business  transaction with the
     Company. 4. Allocations of Profit and Loss and Distributions

4.1  Distributions of Cash Flow

     Except as otherwise provided in Section 4.7.1 with respect to distributions upon  liquidation  of the  Company,  Cash Flow for each  Fiscal Year of the
     Company shall be distributed to the Interest Holders in proportion to their
     Percentages at such time or times and in such  aggregate  amounts as may be determined by the Managers. Cash Flow, other than revenues or proceeds from a  Capital  Transaction  or  the  dissolution  of  the  Company,  shall  be distributed as soon as practicable following a Manager's determination that such cash is available for  distribution.  The Members  acknowledge that no assurances  can be given with  respect to when or whether such cash will be available for distributions to the Members.

4.2  Allocations of Profits and Losses

    4.2.1 General.  Except as otherwise provided in this Section 4.2, Profit and
          Loss of the Company shall be allocated  among the Interest  Holders as follows:

     4.2.1.1 Profit and Loss of the Company  shall be  allocated to the Interest
          Holders in proportion to their respective Percentages.

     4.2.1.2 In accordance with the provisions of Regulation Section 1.704-2(i), each  item of an  Interest  Holder's  Nonrecourse  Deduction  shall be allocated  among the Interest  Holders in  proportion  to the economic risk of loss  that the  Interest  Holder  bears  with  respect  to the nonrecourse liability of the Company to which such item of an Interest
          Holder's Nonrecourse Deduction is attributable.

    4.2.2 Allocation  Adjustments  Required to Comply with Section 704(b) of the
          Code

     4.2.2.1 Limitation on Allocation of Loss.  Notwithstanding Section 4.2.1.1,
          there shall be no allocation of Loss to any Interest Holder that would create or increase a deficit balance in such Interest Holder's Capital
          Account  unless  such  allocation  would be  treated  as valued  under
          Regulation Section 1.704-1(b)(1)(i). Any Loss that cannot be allocated to an Interest  Holder  pursuant to the  preceding  sentence  shall be reallocated  to the other  Interest  Holders  in  proportion  to their
          Percentages.

     4.2.2.2 Qualified Income Offset. Notwithstanding Section 4.2.1.1, if in any
          taxable year an Interest Holder receives (or is reasonably expected to receive)  a  distribution,  or an  allocation  or  adjustment  to such
          Interest  Holder's  Capital  Account,  in accordance  with  Regulation
          Section   1.704-1(b)(2)(ii)(d)(4),   (5)  and  (6),  that  creates  or
          increases (or is reasonably  expected to create or increase) a deficit balance in such  interest  Holder's  Capital  Account,  there shall be allocated to the Interest  Holder such items of Company income or gain as are necessary to satisfy the  requirements  of a "qualified  income
          offset"     within    the     meaning    of     Regulation     Section
          1.704-1(b)(2)(ii)(d)(3).

     4.2.2.3  Minimum  Gain  Chargeback.  Notwithstanding  Section  4.2.1,  this
          Section  4.2.2.3  hereby  incorporates  by reference the "minimum gain chargeback" provisions of Regulation Section 1.704-2(f) and (i)(4). In general, upon a reduction of the Company's Minimum Gain, the preceding sentence  shall  require  that items of income  and gain be  allocated among the Interest Holders in a manner that reverses prior allocations of Nonrecourse  Deductions and Interest Holder Nonrecourse  Deductions
          as  well  as  reductions  in the  Interest  Holders'  Capital  Account balances resulting from distributions  that,  notwithstanding  Section
          4.6, are allocable to increases in the Company's Minimum Gain. Subject to the  provisions  of  Section  704 of the Code  and the  regulations thereunder,  if the Managers  determine at any time that  operation of such "minimum gain chargeback" provisions likely will not achieve such a reversal by the conclusion of the  liquidation  of the company,  the
          Managers shall adjust the allocation  provisions of this Section 4.2.2 as necessary to accomplish this result.

     4.2.2.4  Allocations  Subsequent  to Certain  Allocation  Adjustments.  Any
          special  allocations  of items of Profit or Loss  pursuant to Sections
          4.2.2.1,  4.2.2.2 or 4.2.2.3  shall be taken into account in computing subsequent  allocations  pursuant to Section  4.2.1 so that,  for each
          Interest  Holder,  the net amount of any such special  allocations and all  allocations  pursuant  to  Section  4.2.1  shall,  to the  extent possible and taking into account prior allocations pursuant to Section
          4.2.7,  be equal to the net amount that would have been  allocated  to such Interest Holder pursuant to Section 4.2.1 without  application of
          Sections 4.2.2.1, 4.2.2.2 or 4.2.2.3.

     4.2.3 Book - Tax Accounting Disparities

          If the Company  Assets are  reflected  in the Capital  Accounts of the
          Interest Holders at a Gross Asset Value that differs from the adjusted tax  basis  of  such  property  (whether  because  such  property  was contributed  to the  Company  by an  Interest  Holder or  because of a revaluation of the Interest Holders' Capital Accounts under Regulation
          Section  1.704-1(b)),   allocations  of  depreciation,   amortization,
          income, gain or loss with respect to such property shall be made among the  Interest  Holders in a manner  which takes such  difference  into
          account  in  accordance   with  Code  Section  704(c)  and  Regulation
          Section1.704-3(d) using the remedial method.

     4.2.4 Allocation in Event of Transfer

          If an  Interest  is  Transferred,  in  compliance  with  Section  6.1, allocations of the Company's Profit and Loss may be made by any method that is selected by the Managers and that is permissible under Section
          706 of the Code.

     4.2.5 Adjustments to Capital Accounts for Distributions of Property

          If property  distributed in kind is reflected in the Capital  Accounts of the  Interest  Holders at a Gross Asset Value that differs from the fair market value of such  property on the date of  distribution,  the difference  shall  be  treated  as  Profit  or Loss on the sale of the property and shall be  allocated  to the Interest  Holder who received such distribution.

     4.2.6 Tax Credits and Similar Items.

          Any tax credits or similar  items not  allocable  pursuant to Sections
          4.2.1  through  4.2.5 shall be allocated  to the  Interest  Holders in
          proportion  to  their  respective  Percentages.   Notwithstanding  the
          preceding sentence, Company expenditures that give rise to tax credits attributable  to such  expenditures  shall be allocated in  accordance with Regulation Section 1.704-1(b)(4)(ii).

     4.2.7 Reallocation of Losses Related to Excess Distributions

          If, as a result of an Interest Holder receiving a distribution of cash or property that it is required to return because the distribution was not authorized by this Agreement, Loss which otherwise would have been allocated  to the Interest  Holder was  allocated to one or more other
          Interest  Holders (and such allocation has not been reversed  pursuant to  Section  4.2.2.4),  then  subsequent  profit  and  Loss  shall  be allocated to the Interest Holder and to the other Interest  Holders so as, in  connection  with the return of such cash or  property  (to the extent of the value thereof), to effect a reallocation of such Loss to the Interest Holder.

4.3  Modifications to Preserve Underlying Economic Objectives

     If in the  opinion  of  counsel  to the  Company,  there is a change in the
     Federal  income  tax law  (including  the Code as well as the  regulations, rulings, and administrative  practices thereunder) which makes it necessary or prudent to modify the  allocation  provisions of this Section 4 in order to preserve the underlying  economic objectives of the Members as reflected in this  Agreement,  the  Managers  shall  make  the  minimum  modification necessary to achieve such purpose.

4.4  Withholding Taxes

     The Company shall  withhold  taxes from  distributions  to and  allocations among,  the  Interest  Holders to the  extent  required  by law.  Except as otherwise  provided in this Section 4.4, any amount withheld by the Company with regard to an  Interest  Holder  shall be treated for  purposes of this
     Agreement as an amount  actually  distributed to such Interest  Holder.  An amount  shall be  considered  withheld  by the  Company  if  remitted  to a governmental agency without regard to whether such remittance occurs at the same time as the  distribution or allocation to which it relates  provided, however that an amount  actually  withheld from a specific  distribution or designated by the Managers as withheld from a specific  allocation shall be treated  as if  distributed  at the time such  distribution  or  allocation occurs. To the extent operation of the foregoing provisions of this Section
     4.4 would  create or  increase a deficit  balance in an  Interest  Holder's
     Capital  Account  (excluding  for this  purpose any portion of such deficit attributable to the Interest  Holder's share of the Company's  Minimum Gain as determined  under Section 1), the amount  withheld shall be treated as a loan by the Company to such  Interest  Holder,  which loan shall be payable upon demand and shall bear interest at a rate equal to the lowest rate that will  not  give  rise  to  the  imputation  of  additional  interest  under applicable  federal income tax rules. At the election of the Managers,  the
     Company  shall be  entitled to withhold  from any  distributions  otherwise payable to an Interest  Holder amounts owed to the Company by such Interest
     Holder under the terms of the preceding sentence.

4.5  Nonallocation of Distributions to Increases in Minimum Gain

     To the extent permitted under Regulation Section 1.704-2(h),  distributions to Interest  Holders  shall not be allocable to increases in the  Company's
     Minimum Gain. In general,  and except as provided in such  Regulation,  the preceding  sentence is intended  to ensure that  reductions  in an Interest
     Holder's Capital Account balance  resulting from  distributions of money or other property to that Interest Holder are not reversed by the minimum gain chargeback provisions of Section 4.2.2.3.

4.6  Allocation of Liabilities

     Solely for purposes of determining the Interest Holders'  respective shares of the  nonrecourse  liabilities  of the  Company  within  the  meaning  of
     Regulation  Section  1.752-3(a)(3),  each  Interest  Holder's  interest  in
     Company Profit shall be equal to such Interest Holder's Percentage.

4.7  Liquidation and Dissolution

     4.7.1Distributions. If the Company is liquidated, the assets of the Company shall be  distributed to the Interest  Holders in accordance  with the positive balances in their respective  Capital Accounts,  after taking into account all  distributions  and allocations of Profit or Loss and other  items of income,  gain,  loss or  deduction  for the  Company's taxable year during which  liquidation  occurs.  Distributions  of the
          Interest  Holders  pursuant  to this  Section  4.7.1  shall be made in accordance with Regulation Section 1.704-1(b)(2)(ii)(b)(2).

    4.7.2 Negative  Capital  Accounts.  No Interest Holder shall be obligated to restore a negative Capital Account balance.

4.8  General

    4.8.1 Except as  otherwise  provided  in this  Agreement,  the amount of all distributions  shall be determined  by the Managers and  distributions
          shall  be  made  as  soon  as   practicable   following   a  Manager's
          determination. The Members acknowledge that no assurances can be given with respect to when or whether such  distributions  will be available to the Members.

    4.8.2 The  Company  Assets  may be  distributed  in  kind  to  the  Interest
          Holders,  and those  assets shall be valued on the basis of their fair market value.  The fair market value of the assets shall be determined by the Members.  In the case of  disagreement  among the  Members,  an independent  appraiser,  who shall be  selected  by a  Manager,  shall determine  the fair market value of the asset.  The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market  value,  and the Profit or Loss shall be  allocated to the Interest  Holders who  received  such  distributions  and shall be properly  credited or charged to the Capital  Accounts of the Interest
          Holders  prior  to the  distribution  of  the  assets  in  liquidation pursuant to Section 4.7.

    4.8.3 All Profit and Loss shall be allocated,  and all  distributions  shall be made to the  Persons  shown on the  records of the  Company to have been Interest Holders as of the last day of the taxable year for which the  allocation or  distribution  is to be made.  Notwithstanding  the foregoing,  unless  the  Company's  taxable  year  is  separated  into segments,  if there is a Transfer or an Involuntary  Withdrawal during the taxable year,  the Profit and Loss shall be allocated  between the original  Interest Holder and the successor on the basis of the number of days each was an Interest Holder during the taxable year; provided, however,  the Company's  taxable year shall be segregated  into two or more  segments  in order  to  account  for  Profit,  Loss or  proceeds attributable  to a Capital  Transaction or to any other  extraordinary non-recurring items of the Company.

    4.8.4 The Managers are hereby  authorized,  upon the advice of the Company's tax  counsel,  to amend this Article 4 to comply with the Code and the
          Regulations promulgated under Code Section 704(b); provided,  however, that no amendment shall materially affect distributions to an Interest
          Holder  without  the  Interest  Holder's  prior  written  consent.  5.
          Manager(s) and Management

5.1  Management

     5.1.1 Manager(s) and Appointment

     The Company shall be managed by the Manager(s), who may, but need not, be a
     Member.  Member hereby  designates  Philip J. Taylor,  David L. Wozny, Gill
     Howard  and  Bradley  C.  Arnett  to  serve  as  the  Managers.  The  above individuals  shall serve as Managers until such  individuals  resign or are removed by the Member(s);  provided,  however,  that a Manager shall not be permitted  to resign if such  Manager  is, at the time,  the sole  Manager, unless  and  until a  replacement  Manager  shall  be  elected  to serve as
     Manager.

     5.1.2 General Powers

     Each  Manager  individually  shall  have  full,  exclusive,   and  complete
     discretion,  power,  and  authority,  subject  in all  cases  to the  other provisions of this  Agreement and the  requirements  of applicable  law, to manage,  control,  administer,  and operate the business and affairs of the
     Company for the Purposes herein stated, and to make all decisions affecting such  business  and  affairs,  including  without  limitation,  for Company purposes, the power to:

          (a)  acquire by purchase,  lease,  or otherwise,  any real or personal property, tangible or intangible;

          (b)  construct,  operate,  maintain,  finance and improve, and to own, sell,  convey,  assign,  mortgage,  or lease  any of the  Company
               Assets;

          (c)  enter  into  agreements  and  contracts  in  connection  with the
               Company's business;

          (d)  purchase  liability and other  insurance to protect the Company's properties and business;

          (e)  borrow money for and on behalf of the Company,  and,  execute any guaranty on behalf of a third party;

          (f)  execute or modify  agreements  or  contracts  with respect to any part or all of the Company's Assets;

          (g)  prepay, in whole or in part, refinance,  amend, modify, or extend any  mortgages  or deeds of trust  which may affect  any  Company
               Asset and, in connection therewith,  to execute for and on behalf of the Company any extensions, renewals, or modifications of such mortgages or deeds of trust;

          (h)  execute any and all other  instruments and documents which may be necessary or in the opinion of the Manager desirable to carry out the intent and purpose of this Agreement;

          (i)  make any and all  expenditures  which  the  Manager,  in its sole discretion, deems necessary or appropriate in connection with the management  of the affairs of the Company and the carrying out of
               its  obligations  and  responsibilities   under  this  Agreement,
               including,  without limitation,  all legal, accounting, and other related  expenses  incurred in connection with the  organization, financing, and operation of the Company;

          (j)  enter into any kind of activity necessary to, in connection with, or  incidental  to, the  accomplishment  of the  purposes  of the
               Company; and

          (k)  invest and reinvest Company reserves in short term instruments or money market funds

     5.1.3 Extraordinary Transactions

          (a)  Notwithstanding  anything to the contrary in this Agreement,  the
               Managers  shall not undertake  any of the  following  without the approval of the Members:

               (i)  any Capital Transaction;

               (ii) to lend,  assume or  guaranty  debt in excess of $100,000 in any one Fiscal Year;

               (iii)the admission of  additional  or  substitute  Members to the
                    Company;

               (iv) the Company engaging in business in any  jurisdiction  which does not provide for the  registration of limited  liability companies;

               (v)  to  authorize  any   expenditure   that  causes  the  annual
                    expenditure  budget to be exceeded by fifteen  percent (15%)
                    in any one Fiscal Year; and

               (vi) to provide loans to any Member; assume the debt of a Member;
                    guaranty  debt  of a  Member;  or  acceptance  of  any  loan provided by a Member.

     5.1.4 Limitation on Authority of Members

          (a)  No Member is an agent of the Company  solely by virtue of being a
               Member, and no Member has authority to act for the Company solely by virtue of being a Member.  Only the Managers are authorized to act for the Company,  and no Member has any  authority to act for the Company unless such Member is also a Manager.

          (b)  This Section 5.1.4 supersedes any authority granted to the Member pursuant to Section  18-402 of the Act.  Any Member who takes any action or binds the Company in violation  of this  Section  5.1.4 shall be solely  responsible for any loss or expense  incurred by the  Company  as a result of the  unauthorized  action  and shall indemnify and hold the Company  harmless with respect to the loss or expense.

     5.1.5 Removal of Manager

     The  Members,  at any time and from  time to time and for any  reason,  may remove any Manager then acting and elect a new Manager. No action to remove a Manager may be taken without the approval of  seventy-five  percent (75%)
     of the Members.

5.2  Meetings of and Voting by Members

    5.2.1 A meeting of the Members may be called at any time by the  Managers or by those Members holding at least a majority of the  Percentages  then held by Members. It shall not be necessary for the Managers to call or to hold regular meetings of the Members. Meetings of the Members shall be held at the Company's  principal  place of business or at any other place  designated  by the Person  calling the  meeting.  Not less than seven (7) nor more than sixty (60) days before each meeting, a Manager shall give  written  notice of the meeting to each Member  entitled to vote at the  meeting.  The notice  shall  state the time,  place,  and purpose of the meeting. Notwithstanding the foregoing provisions, each
          Member who is entitled to notice may waive  notice,  either  before or after the  meeting,  by  executing  a waiver of such notice or if such
          Member is present at the  meeting in person or by proxy.  At a meeting of  Members,  the  presence  in person or by proxy of Members  holding
          Percentages,  which aggregate not less than sixty-seven percent (67%), constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by his duly authorized attorney-in-fact.

    5.2.2 Except  as  otherwise  provided  in  this  Agreement,   wherever  this
          Agreement  requires the approval of the Members,  the affirmative vote of those Members  holding a majority or more of the  Percentages  then held by Member(s) shall be required to approve the matter.

    5.2.3 In lieu of holding a meeting,  the Members may vote or otherwise  take action by a written  instrument  indicating the consent of the Members holding a majority of the  Percentages  then held.  Any such  approved action shall be effective  immediately.  The Company shall give prompt notice to all  Members of any action  approved by Members by less than unanimous consent.

    5.2.4 The  provisions of this  Agreement are intended to replace  completely the  provisions  of the Act with  respect to all matters  concerning a
          Member's voting rights, procedures for meetings of Members, actions by
          Members without meetings, and the use of proxies.

5.3  Services and Duties of Members

    5.3.1 No Member  serving as a Manager  shall be expected to devote his,  her or its full  working  time and efforts to the  business and affairs of the Company, and each shall only devote so much time and efforts as is reasonably required for such purposes.  The Managers shall devote such time to the  business  and affairs of the Company as is  necessary  to carry out the Manager's  duties set forth in this Agreement.  Managers shall be reimbursed by the Company for  reasonable  business  expenses incurred on behalf of the company and within guidelines established by the Members.

    5.3.2 No Member other than a Member  serving as a Manager shall be expected, or  entitled,  to work for the Company  except with the prior  written consent of the Managers.

    5.3.3 Except as otherwise  expressly  provided in Section 5.3.4,  nothing in this  Agreement  shall be deemed to  restrict in any way the rights of the Managers or any Member,  or to any Affiliate of any Manager or any
          Member, to conduct any other business or activity whatsoever,  and the
          Managers or any Member shall not be  accountable  to the Company or to any Member  with  respect to that  business  or  activity  even if the business  or  activity  competes  with  the  Company's  business.  The organization  of the  Company  shall  be  without  prejudice  to their respective  rights (or the rights of their  respective  Affiliates) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or  compensation  therefrom.  Each Member waives  any  rights  the  Members  might  otherwise  have to  share or participate  in such other  interests or activities of the Managers or any other Member or any Manager's or Member's Affiliates.

    5.3.4 Each  Member  understands  and  acknowledges  that the  conduct of the
          Company's business may involve business dealings and undertakings with a Member and its Affiliates. In any of those cases, those dealings and undertakings  shall be at arm's length and on commercially  reasonable terms as determined by the Managers.

5.4  Liability and Indemnification

    5.4.1 The Managers  shall not be liable,  responsible,  or  accountable,  in damages  or  otherwise,  to any Member or to the  Company  for any act performed by the Managers within the scope of the authority  conferred on the Managers by this Agreement, except for fraud, gross negligence, willful misconduct, or an intentional breach of this Agreement.

    5.4.2 The Company shall  indemnify the Managers for any act performed by the
          Managers  within the scope of the authority  conferred on the Managers by this Agreement,  unless such act is a breach of this Agreement,  or constitutes gross negligence,  wilful or intentional misconduct,  or a knowing violation of law.

5.5  Power of Attorney

     5.5.1 Grant of Power

     The Members  constitute  and appoint the Managers as the Members'  true and lawful  attorney-in-fact  ("Attorney-in-Fact"),  and in the Members'  name, place and stead, to make, execute, sign, acknowledge, and file:

          (a)  all  documents  (including   amendments  to  the  Certificate  of
               Formation)  which  the  Attorney-in-Fact   deems  appropriate  to
               reflect any amendment, change, or modification of this Agreement;

          (b)  any and all other  certificates or other instruments  required to be filed by the  Company  under the laws of the State of Delaware or  of  any  other  state  or  jurisdiction,  including,  without limitation,  any  certificate or other  instruments  necessary in order  for the  Company  to  continue  to  qualify  as a  limited liability company under the laws of the State of Delaware;

          (c)  one or more fictitious or trade name certificates; and

          (d)  all documents which may be required to dissolve and terminate the
               Company and to cancel its Certificate of Formation.

     5.5.2 Irrevocability

     The  foregoing  power of attorney  is  irrevocable  and is coupled  with an interest, and, to the extent permitted by applicable law, shall survive the death or disability  of a Member.  It also shall survive the Transfer of an
     Interest,  except that if the  transferee  is approved  for  admission as a
     Member, this power of attorney shall survive the delivery of the assignment
     for  the  sole  purpose  of  enabling  the   Attorney-in-Fact  to  execute,
     acknowledge and file any documents  needed to effectuate the  substitution.
     Each   Member   shall  be  bound  by  any   representations   made  by  the
     Attorney-in-Fact  acting in good faith  pursuant to this power of attorney, and each Member hereby  waives any and all defenses  which may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith  under this power of  attorney.  6.  Transfer of  Interests  and
     Withdrawals of Members

6.1  Transfers

     6.1.1The  Members  and  Interest  Holders  shall  not  trade or deal in any
          Membership  Interest  and  Interest  on  any  securities  exchange  or securities market.

     6.1.2No Person  may  Transfer  all or any  portion  of or any  interest  or rights in the  Membership  Interest or Interest  unless the  following conditions "Conditions of Transfer") are satisfied:

          (a)  The  Transfer  will not  require  registration  of  Interests  or
               Membership Interests under any federal or state securities laws;

          (b)  The  transferee  delivers  to the  Company a  written  instrument agreeing to be bound by the terms of this Agreement.

          (c)  The Transfer  will not result in the  termination  of the Company pursuant to Code Section 708;

          (d)  The Transfer  will not result in the Company being subject to the
               Investment Company Act of 1940, as amended;

          (e)  The   transferor  or  the   transferee   delivers  the  following
               information  to  the  Company:  (i)  the  transferee's   taxpayer
               identification number and (ii) the transferee's initial tax basis in the Transferred Interest; and

          (f)  The  Transfer  will not result in the  Company  being  taxed as a corporation for purposes of federal or state income tax purposes.

    6.1.3 If the Conditions of Transfer are satisfied, then a Member or Interest
          Holder may Transfer all or any portion of that Person's Interest.  The
          Transfer of an Interest pursuant to this Section 6.1 shall not result, however,  in the Transfer of any of the transferor's  other Membership
          Interest,  if any, and the  transferee  of the Interest  shall have no right to:  (i) become a Member  without  the  consent  of the  Members required by this Agreement;  or (ii) exercise any Membership  Interest other  than  those  specifically  pertaining  to the  ownership  of an
          Interest.

    6.1.4 The Members hereby  acknowledge the  reasonableness of the prohibition contained in this Section 6.1 in view of the structure and purposes of the  Company.  The Transfer of any  Membership  Rights or Interests in
          violation  of the  prohibition  contained in this Section 6.1 shall be deemed  invalid,  null and void,  and of no force or effect except any
          Transfer  mandated by operation of law that cannot be waived or varied by private  agreement  and then only to the extent  necessary  to give effect to such  Transfer  by  operation  of law.  Any Person to whom a
          Membership  Interest or Interest is  attempted  to be  transferred  in violation  of this  Section  shall not be  entitled to vote on matters coming  before  the  Members,  participate  in the  management  of the
          Company, act as an agent of the Company or have any other rights in or with respect to the Membership Interest.

     6.1.5 Right of First Offer

          (a)  If an Interest Holder (a "Transferor") desires to Transfer all or any  portion of, or any  interest or rights in, the  Transferor's
               Interest (the "Transferor Interest"), the Transferor shall notify the Company of that desire (the "Transfer Notice").  The Transfer
               Notice shall describe the Transferor Interest.  Each Member shall have the option (the  "Purchase  Option") to purchase  all of the
               Transferor  Interest for a price (the "Purchase  Price") equal to the amount the  Transferor  would  receive  if the  Company  were liquidated  and an  amount  equal  to  the  Appraised  Value  (as
               determined   pursuant  to  Section   6.4)  were   available   for
               distribution to the Members pursuant to Section 4.4.

          (b)  The Purchase Option shall be and remain  irrevocable for a period
               (the  "Transfer  Period")  ending at 11:59 P.M. local time at the
               Company's  principal office on the thirtieth (30th) day following the Transfer Notice is given to the Company.

          (c)  At any time during the Transfer Period,  each Member may elect to exercise  the  Purchase  Option by giving  written  notice of its election to the Transferor.  The Transferor shall not be deemed a
               Member for the  purpose of voting on whether  the  Company  shall elect to exercise the Purchase Option.

          (d)  If any  Member  elects  to  exercise  the  Purchase  Option,  the
               Member's  notice of its  election  shall fix a closing  date (the
               "Transfer  Closing  Date") for the  purchase,  which shall not be earlier  than  five (5) days  after  the  date of the  notice  of election or more than thirty  (30) days after the  expiration  of the Transfer Period.

          (e)  If a Member elects to exercise the Purchase Option,  the Purchase
               Price shall be paid in cash on the Transfer Closing Date.

          (f)  If  all  Members  fail  to  exercise  the  Purchase  Option,  the
               Transferor  shall be  permitted to offer and sell for a period of
               ninety  (90)  days  (the  "Free   Transfer   Period")  after  the
               expiration  of the  Transfer  Period at a price not less than the
               Purchase   Price.   If  the  Transferor  does  not  Transfer  the
               Transferor   Interest  within  the  Free  Transfer  Period,   the
               Transferor's  right to Transfer the Transferor  Interest pursuant to this Section shall cease and terminate.

          (g)  Any Transfer of the  Transferor  Interest made after the last day of the Free Transfer Period or without strict compliance with the terms, provisions and conditions of this Section and other terms, provisions,  and  conditions  of this  Agreement,  shall be null, void, and of no force or effect.

6.2  Voluntary Withdrawal Prohibited

     No Members  shall have the right or power to effect a voluntary  withdrawal from the Company.  Any Member who effectuates a voluntary  withdrawal is in violation of this  Agreement  and shall not be entitled to receive the fair value of the Member's  Interest as of the date of the voluntary  withdrawal as otherwise provided by Section 18-604 of the Act.

6.3  Involuntary Withdrawal

     Immediately upon the occurrence of an Involuntary Withdrawal,  the affected
     Member  shall  cease  to  have  a  Membership  Interest  and  the  Member's
     Membership Interest shall be automatically converted into just an Interest, except that any  successor-in-interest  to the Interest of a Member who has
     Involuntarily  Withdrawn shall be entitled to exercise such of the Member's rights as a Member as is  required by the  operation  of law that cannot be waived or varied by private agreement.

6.4  Appraised Value

    6.4.1 The term "Appraised  Value" means the appraised value of the equity of the Company's Assets as hereinafter provided. Within fifteen (15) days after  demand  by  either  one or  the  other,  the  Company  and  any
          Withdrawing Member, if applicable,  shall each appoint an appraiser to determine the value of the equity of the Company's  Assets. If the two appraisers agree upon the equity value of the Company's  Assets,  they shall jointly render a single  written  report stating that value.  If the two appraisers cannot agree upon the equity value of the Company's
          Assets,  they shall each  render a separate  written  report and shall appoint a third appraiser, who shall appraise the Company's Assets and determine the value of the equity therein,  and shall render a written report of his opinion thereon. Each party shall pay the fees and costs of the appraiser appointed by that party, and the fees and other costs of the third appraiser shall be shared equally by both parties.

    6.4.2 The equity value  contained in the aforesaid  joint written  report or written  report of the third  appraiser,  as the case may be, shall be the  Appraised  Value;  provided,  however,  that it the  value of the equity  contained in the  appraisal  report of the third  appraiser is more than the  higher of the first two  appraisals,  the higher of the first two appraisals shall govern; and provided,  further, that if the value of the equity  contained  in the  appraisal  report of the third appraiser  is less than the lower of the  first  two  appraisals,  the lower of the  first  two  appraisals  shall  govern.  7.  Dissolution,
          Liquidation, and Termination of the Company

7.1  Events of Dissolution

     The Company  shall be dissolved  upon the happening of any of the following events:

     7.1.1 on the date fixed for its termination in Section 2.4;

    7.1.2 upon the  decision  by the  Company to  dissolve,  as  approved by the unanimous  agreement  of  every  Member  without  the  consent  of the
          Managers;

    7.1.3 upon the occurrence of an Involuntary  Withdrawal of a Member,  unless the remaining Members, within ninety (90) days after the occurrence of the Involuntary Withdrawal, unanimously elect to continue the business of the Company pursuant to the terms of this Agreement; or

    7.1.4 by  operation  of law that  cannot be  waived  or  varied  by  private agreement.

7.2  Procedure for Winding Up and Dissolution

     If the Company is  dissolved,  the Managers  shall wind up its affairs.  If there  shall be no Manager or the  Managers  are unable or  unavailable  to perform these duties,  then the Members shall elect a Person to wind up the affairs of the  Company.  On winding up of the  Company,  the assets of the
     Company shall be distributed,  first, to creditors of the Company including
     Interest  Holders who are creditors,  in satisfaction of the liabilities of the  Company,  and then to the  Interest  Holders in  accordance  with this
     Agreement.

7.3  Filing of Certificate of Cancellation

     Upon  completion  of the  winding  up of the  affairs of the  Company,  the
     Managers  shall  promptly  file a  Certificate  of  Cancellation  with  the
     Secretary  of  State.  If there is no  Manager,  then  the  Certificate  of
     Cancellation  shall be filed by the  Members or by the last  Person to be a
     Member or by the legal or personal  representatives  of the Person who last was a Member. 8. Books, Records, Accounting, and Tax Elections

8.1  Bank Accounts

     All funds of the Company  shall be  deposited in a bank account or accounts opened and maintained in the Company's  name. The Managers shall  determine the  institution or  institutions  at which the accounts will be opened and maintained,  the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

8.2  Books and Records

    8.2.1 The  Managers  shall keep or cause to be kept  complete  and  accurate books and records of the Company and supporting  documentation  of the transactions with respect to the conduct of the Company's  business at the Company's  principal  executive office. The records shall include, but not be limited to, complete and accurate information regarding the state of the business and financial  condition of the Company,  a copy
          of  the  Certificate  of  Formation  and  Limited   Liability  Company
          Agreement and all  amendments to the  Certificate of Formation and the
          Limited Liability Company  Agreement;  a current list of the names and last known business,  residence,  or mailing addresses of each Member;
          and the Company's federal, state, or local tax returns and reports, if any,  for the six(6) most recent  taxable  years;  internal  books and records for the current and three(3) most recent years; a true copy of relevant  records  indicating  the  amount,  cost,  and  value  of all property which the Company owns, claims, possesses, or controls.

    8.2.2 The books and records  shall be  maintained  on the accrual  method of accounting  in  accordance  with  the  requirements  of the  Code  and
          Regulation  Section 1.704-1(b) and shall be available at the Company's principal  office for  examination  by any Member or the Member's duly authorized  representative  at any and  all  reasonable  times  during normal  business  hours for any  purpose  reasonably  related  to such
          Member's interest as a Member of the Company.

8.3  A Member has the right upon reasonable request, and for purposes reasonably related to the interest of the Member in the Company, to do the following:

    8.3.1 to inspect and copy during  normal  business  hours any of the records required to be maintained by the Company under this Agreement;

    8.3.2 to obtain from the Company promptly after becoming  available,  a copy of the Company's  federal,  state and local income tax or  information returns for each year;

    8.3.3 the Managers  shall promptly  furnish to the  requesting  Member (i) a copy  of any  amendment  to  the  Certificate  of  Formation  or  this
          Agreement pursuant to a power of attorney from the Members provided in
          Section 5.5.1,  and (ii) a copy of this  Agreement,  at the expense of the Company,  upon the reasonable  request of the Member for a purpose reasonably related to the interest of the Member in the Company; and

    8.3.4 unless otherwise provided in this Agreement,  a Member shall reimburse the  Company  for all costs and  expenses  incurred  by the Company in connection  with the Member's  inspection and copying of the Company's books and records.

8.4  Annual Accounting Period

     The annual  accounting period of the Company shall be its taxable year. The
     Company's taxable year shall begin on January 1st and end on December 31st.

8.5  Tax Matters Partner

     Cinergy  Global Peetz Table I, Inc., a Delaware  corporation,  shall be the
     Company's  tax  matters  partner  (the "Tax  Matters  Partner")  under Code
     Section  6231.   The  Tax  Matters   Partner  shall  have  all  powers  and
     responsibilities  provided in Code  Section  6221,  et seq. The Tax Matters
     Partner  shall keep every Member  informed of all notices  from  government taxing  authorities  that  may  come to the  attention  of the Tax  Matters
     Partner.  The  Company  shall  pay and be  responsible  for all  reasonable third-party  costs and  expenses  incurred  by the Tax  Matters  Partner in performing  those  duties.  A Member  shall be  responsible  for any  costs incurred  by the  Member  with  respect  to any tax  audit  or  tax-related administrative or judicial  proceeding  against any Member,  even though it relates to the  Company.  The Tax Matters  Partner may not  compromise  any dispute  with the  Internal  Revenue  Service  without the  approval of the
     Member.

8.6  Tax Elections

     The Tax  Matters  Partner  shall  have the  authority  to make all  Company
     elections  permitted  under  the  Code,   including,   without  limitation,
     elections of methods of depreciation  and elections under Code Section 754.
     The  decision to make or not make an  election  shall be at the Tax Matters
     Partner's  sole  and  absolute  discretion,  subject  to  the  Tax  Matters
     Partner's  obligations  to act in the best  interest of the Company and its
     Members.

8.7  Title to Company Assets

     All real and personal  property  acquired by the Company  shall be acquired and held by the Company in its name. 9. General Provisions

9.1  Assurances

     The Members shall  execute all such  certificates  and other  documents and shall do all such  filing,  recording,  publishing,  and other  acts as the
     Managers deem  appropriate to comply with the  requirements  of law for the formation and  operation of the Company and to comply with any laws,  rules and regulations  relating to the  acquisition,  operation or holding of the property of the Company.

9.2  Notifications

     Any notice, demand, consent,  election, offer, approval,  request, or other communication  (collectively  a "notice")  required or permitted under this
     Agreement  must be in writing and either  delivered  personally  or sent by certified or registered mail,  postage prepaid,  return receipt  requested.
     Any  notice  to be given  hereunder  by the  Company  shall be given by the
     Managers.  A notice must be addressed to an Interest Holder at the Interest
     Holder's last known  address on the records of the Company.  All notices to the Company must be addressed to the Company's principal office with a copy to Cinergy Global Power Services Limited, at Cinergy House, Ryon Hill Park,
     Warwick Road, Stratford-upon-Avon,  Warwickshire, United Kingdom, CV37 0UU,
     Tel: 44 1789 200 100, Fax: 44 1789 200 101.

     A notice delivered  personally will be deemed given only when  acknowledged in writing by the person to whom it is delivered.  A notice that is sent by mail will be deemed given three (3) business  days after it is mailed.  Any party may designate,  by notice to all of the others,  substitute addresses or addressees for notices;  and, thereafter,  notices are to be directed to those substitute addresses or addressees.

9.3  Complete Agreement

     This  Agreement  constitutes  the complete and  exclusive  statement of the agreement  by the  Member(s).  It  supersedes  all prior  written  and oral statements,  including any prior representation,  statement,  condition, or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Member(s).

9.4  Governing Law and Jurisdiction

     All questions  concerning the construction,  validity and interpretation of this  Agreement  and the  performance  of the  obligations  imposed by this
     Agreement  shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

9.5  Section Titles

     The headings  herein are inserted as a matter of  convenience  only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

9.6  Binding Provisions

     This  Agreement is binding upon,  and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators,  personal and legal representatives, successors, and permitted assigns.

9.7  Terms

     Common  nouns  and  pronouns  shall be  deemed  to refer to the  masculine, feminine,  neuter,  singular, and plural, as the identity of the Person may in the context require.

9.8  Severability of Provisions

     If for any reason,  any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such  invalidity  shall not impair the  operation  of or affect  those  portions of this  Agreement which are valid.

9.9  Counterparts

     This Agreement may be executed  simultaneously in two or more counterparts, each of which  shall be deemed an  original,  and all of which,  when taken together,  constitute one and the same document. The signature of any party to any counterpart  shall be deemed a signature to, and may be appended to, any other counterparty.

IN WITNESS  WHEREOF,  the Member has  executed,  or caused this  Agreement to be executed  as of the date  set  forth  hereinabove  with  the  intent  that it be effective as of the Effective Date.

MEMBER:

Cinergy Global Peetz Table I, Inc.
a Delaware corporation

By: __________________________
Name: John Bryant
Title:   President

                                   Exhibit - A
                                       to

            Amended and Restated Limited Liability Company Agreement
                                       of
                         Ridge Crest Wind Partners, LLC

Name, Address and Taxpayer I.D. Number                             Percentages
Cinergy Global Peetz Table I, Inc.                                 100%
139 East Fourth Street
Cincinnati, Ohio 45202

Tax I.D.:

Effective as of the Effective Date:

Approved by Manager:  __________________________________

                                   Exhibit - B
                                       to

            Amended and Restated Limited Liability Company Agreement
                                       of
                         Ridge Crest Wind Partners, LLC

                              AMENDED AND RESTATED

                            CERTIFICATE OF AMENDMENT

                                       OF

                         Ridge Crest Wind Partners, LLC

FIRST: The name of the limited  liability  company is Ridge Crest Wind Partners,
     LLC.

SECOND: The  registered  agent of the  Company  in the State of  Delaware  is CT
     Corporation Trust Company,  Corporation  Trust Center,  1209 Orange Street,
     Wilmington,  County of New Castle,  Delaware  19801, or such other agent as determined by the Managers.

THIRD: The limited  liability company shall continue in existence on a perpetual basis unless  dissolved  pursuant to company's  limited  liability  company agreement.

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Amendment of Ridge Crest Wind Partners, LLC effective as of _____________, 2001.

                         By:  ________________________________
                         Name: ______________________________
                         Title:   Manager for Ridge Crest Wind Partners, LLC